UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OGE Enogex Partners L.P. (Exact Name of Registrant as Specified in Its Charter)

Delaware	26-0320188
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

600 Central Park Two, 515 Central Park Drive Oklahoma City, Oklahoma	73105
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered:	Each Class is to be so Registered:

Common units representing limited partnership interests	New York Stock Exchange, Inc.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-144089

Securities to be registered pursuant to Section 12(g) of the Act:

NONE

Item 1.    Description of Registrant’s Securities to be Registered.

The description of the common units representing limited partner interests in OGE Enogex Partners L.P. (the “Partnership”) set forth under the captions “Summary,” “Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the Partnership’s Registration Statement on Form S-1, as amended (File No. 333-144089), initially filed with the Securities and Exchange Commission on June 27, 2007, is incorporated herein by reference.

Item 2.    Exhibits.

1.1	Partnership’s Registration Statement on Form S-1, as amended (File No. 333-144089), initially filed with the Securities and Exchange Commission on June 27, 2007 (incorporated herein by reference).

3.1

Amended and Restated Agreement of Limited Partnership of OGE Enogex Partners L.P. (incorporated herein by reference to Appendix A to the Partnership’s Registration Statement on Form S-1 (File No. 333-144089), filed with the Securities and Exchange Commission on January 15, 2008).

3.2

Certificate of Limited Partnership of OGE Enogex Partners L.P. (incorporated herein by reference to Exhibit 3.2 to the Partnership’s Registration Statement on Form S-1 (File No. 333-144089), filed with the Securities and Exchange Commission on June 27, 2007).

4.1

Specimen Unit Certificate representing common units (incorporated herein by reference to Exhibit 4.1 to the Partnership’s Registration Statement on Form S-1 (File No. 333-144089), filed with the Securities and Exchange Commission on January 15, 2008).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OGE ENOGEX PARTNERS L.P.

		By:	OGE Enogex GP LLC
Its general partner

		By:	/s/ Stephen E. Merrill
		Name:	Stephen E. Merrill
		Title:	Vice President and Chief Financial Officer

Date:	January 22, 2008

EXHIBIT INDEX

1.1	Partnership’s Registration Statement on Form S-1, as amended (File No. 333-144089), initially filed with the Securities and Exchange Commission on June 27, 2007 (incorporated herein by reference).

3.1

Amended and Restated Agreement of Limited Partnership of OGE Enogex Partners L.P. (incorporated herein by reference to Appendix A to the Partnership’s Registration Statement on Form S-1 (File No. 333-144089), filed with the Securities and Exchange Commission on January 15, 2008).

3.2

Certificate of Limited Partnership of OGE Enogex Partners L.P. (incorporated herein by reference to Exhibit 3.2 to the Partnership’s Registration Statement on Form S-1 (File No. 333-144089), filed with the Securities and Exchange Commission on June 27, 2007).

4.1

Specimen Unit Certificate representing common units (incorporated herein by reference to Exhibit 4.1 to the Partnership’s Registration Statement on Form S-1 (File No. 333-144089), filed with the Securities and Exchange Commission on January 15, 2008).